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                                                                    EXHIBIT 16.1


                                                          [ANDERSEN LOGO]

Office of the Chief Accountant                            Arthur Andersen LLP
Securities and Exchange Commission
450 Fifth Street, N.W.                                    Suite 1300
Washington, D.C. 20549                                    711 Louisiana Street
                                                          Houston, TX 77002-2786
May 20, 2002
                                                          Tel 713 237 2323
                                                          Fax 713 237 2786
                                                          www.andersen.com
Dear Sir/Madam:

We have read the second and third paragraphs of Item 4 included in the Form 8-K dated May 16, 2002 of U.S. Concrete, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/ Arthur Andersen LLP



Copy to:
Mr. Michael Harlan, CFO, U.S. Concrete, Inc.